AMENDMENT NO. 28 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

     This AMENDMENT NO. 28 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of September 15, 1999 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner
Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

     WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on September 15, 1999;

     WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on September 15, 1999; and

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS.
(a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the twenty-second month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 6125.0 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 51 of the Partnership.

     (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this Section 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after December 15, 1999 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

     Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP AGREEMENT.

     A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                                       AMENDMENT NO. 28 TO AMENDED AND RESTATED
                                       AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                       GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                       MANAGING GENERAL PARTNER:
                                       -------------------------

                                       PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment trust


                                       By: /s/ Jeffrey A. Patterson
                                           -------------------------------------

                                       Name:  Jeffrey A. Patterson
                                              ----------------------------------

                                       Title: Executive Vice President
                                              ----------------------------------


                                       LIMITED PARTNERS:
                                       -----------------

                                       Each Limited Partner hereby executes this Amendment to the Limited Partnership Agreement.

                                       By:  PRIME GROUP REALTY TRUST, a
                                            Maryland real estate investment
                                            trust, as attorney-in fact

                                            By:  /s/ Jeffrey A. Patterson
                                                 -------------------------------

                                            Name:  Jeffrey A. Patterson
                                                   -----------------------------

                                            Title: Executive Vice President
                                                   -----------------------------

                                   EXHIBIT A*

               Partners, Number of Units and Capital Contributions

                                         Number of                  Capital
Managing General Partner               Common Units              Contribution
------------------------               ------------              ------------

Prime Group Realty Trust                15,136,488                    **
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:  Richard S. Curto
           James F. Hoffman

General Partner
---------------
                                           927,100               $  18,542,000
The Nardi Group, L.L.C.
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Limited Partners
----------------

The Nardi Group, L.L.C.                    328,182               $   4,906,061
    c/o Stephen J. Nardi
    4100 Madison Street
    Hillside, IL  60162

Edward S. Hadesman                         388,677               $   7,773,540
Trust Dated May 22, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Grandville/Northwestern                      9,750               $     195,000
Management Corporation
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Carolyn B. Hadesman                         54,544               $   1,090,880
Trust Dated May 21, 1992
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Lisa Hadesman 1991 Trust                   169,053               $   3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

---------------------------------------
* As amended by Amendment No. 28 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**  This amount shall be inserted by the Managing General Partner.

               Partners, Number of Units and Capital Contributions

                                         Number of                  Capital
Limited Partners (Cont'd)              Common Units              Contribution
------------------------               ------------              ------------

Cynthia Hadesman 1991 Trust                169,053               $   3,381,060
    c/o Edward S. Hadesman
    2500 North Lakeview
    Unit 1401
    Chicago, IL  60614

Tucker B. Magid                             33,085               $     661,700
    545 Ridge Road
    Highland Park, IL 60035

Frances S. Shubert                          28,805               $     576,100
    511 Lynn Terrace
    Waukegan, IL  60085

Grandville Road Property, Inc.               7,201               $     144,020
c/o Ms. Frances S. Shubert
    511 Lynn Terrace
    Waukegan, IL  60085

Sky Harbor Associates                       62,149               $   1,242,980
    c/o Howard I. Bernstein
    6541 North Kilbourn
    Lincolnwood, IL  60646

Jeffrey A. Patterson                       110,000               $   2,200,000
     c/o Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601

Primestone Investment Partners, L.P.     7,944,893                       **
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:    Paul A. Roehri

Prime Group VI, L.P.                       304,097               $   6,050,500
    c/o The Prime Group, Inc.
    77 West Wacker Drive
    Suite 3900
    Chicago, IL  60601
    Attn:    Michael W. Reshcke
             Robert J. Rudnik

H Group LLC                                126,556               $   1,900,000
    c/o Heitman Financial Ltd.
    180 N. LaSalle
    Suite 3600
    Chicago, IL  60601
    Attn:  Norman Perlmutter

---------------------------------------
**  This amount shall be inserted by the Managing General Partner.

               Partners, Number of Units and Capital Contributions

                                         Number of                  Capital
Limited Partners (Cont'd)              Common Units              Contribution
------------------------               ------------              ------------

Ray R. Grinvalds                             5,216               $     104,320
    217 Deer Valley Drive
    Barrington, IL  60010

Warren H. John, as Trustee of the
  Warren H. John                            37,259               $     745,180
Trust dated December 18, 1998
    1730 N. Clark Street
    Chicago, IL  60614



                                         Number of                 Capital
Managing General Partner               Preferred Units           Contribution
------------------------               ---------------           ------------

Prime Group Realty Trust                  2,000,000                   **
    77 West Wacker Drive                Convertible
    Suite 3900                          Preferred
    Chicago, IL  60601                  Units
    Attn:    Richard S. Curto
             James F. Hoffman

Prime Group Realty Trust                  4,000,000                   **/
    77 West Wacker Drive                Series B
    Suite 3900                          Preferred
    Chicago, IL  60601                  Units
    Attn:    Richard S. Curto
             James F. Hoffman


---------------------------------------
**  This amount shall be inserted by the Managing General Partner.